UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

NeuroBo Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Berkeley Street, Office 19th Floor Boston, Massachusetts 02116 (Address of principal executive offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 702-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRBO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2022, the Board of Directors (the “Board”) of NeuroBo Pharmaceuticals, Inc. (the “Company”) adopted the NeuroBo Pharmaceuticals, Inc. 2022 Equity Incentive Plan (the “2022 Plan”). On December 22, 2022, at the Special Meeting (as defined below), the stockholders of the Company approved the 2022 Plan.

Awards. The 2022 Plan provides for the grant of incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of the Company’s affiliates.

Authorized Shares. Initially, the maximum number of shares of the Company’s Common Stock (the “Common Stock”), that may be issued under the 2022 Plan may not exceed the sum of (1) 4,910,073, (2) the number of shares of Common Stock available for grant of new awards under the 2019 Equity Incentive Plan (the “2019 Plan”) and (3) any shares subject to outstanding stock awards under the 2019 Plan that are forfeited or otherwise returned to the share reserve. In addition, the number of shares of Common Stock reserved for issuance under the 2022 Plan would automatically increase on January 1 of each calendar year, starting on January 1, 2023 through January 1, 2027, to an amount equal to (i) 5% of the fully diluted number of shares of Common Stock outstanding on December 31 of the fiscal year before the date of each automatic increase, or (ii) a lesser number of shares determined by the Board prior to the date of the increase. The maximum number of shares of Common Stock that may be issued on the exercise of ISOs under the 2022 Plan is 15,000,000.

Shares subject to stock awards granted under the 2022 Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under the 2022 Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under the 2022 Plan. If any shares of Common Stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by the Company (1) because of a failure to meet a contingency or condition required for the vesting of such shares; (2) to satisfy the exercise, strike or purchase price of an award; or (3) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the 2022 Plan.

Plan Administration. The Board, or a duly authorized committee of the Board, will administer the 2022 Plan and is referred to as the “plan administrator”. The Board has determined that the Compensation Committee will be the plan administrator. The Board may also delegate to one or more of the Company’s officers the authority to: (1) designate employees (other than officers) to receive specified stock awards; and (2) determine the number of shares subject to such stock awards. Under the 2022 Plan, the Board has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.

Under the 2022 Plan, the Board also generally has the authority to effect, with the consent of any materially adversely affected participant, (A) the reduction of the exercise, purchase, or strike price of any outstanding option or stock appreciation right; (B) the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash, or other consideration; or (C) any other action that is treated as a repricing under U.S. generally accepted accounting principles.

Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2022 Plan; provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of Common Stock on the date of grant. Options granted under the 2022 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the 2022 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with the Company or any of its affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. If an optionholder’s service relationship with the Company or any of its affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with the Company or any of its affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include: (1) cash, check, bank draft or money order: (2) a broker-assisted cashless exercise; (3) the tender of shares of Common Stock previously owned by the optionholder; (4) a net exercise of the option if it is an NSO; or (5) other legal consideration approved by the plan administrator. Unless the plan administrator provides otherwise, options or stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order, official marital settlement agreement, or other divorce or separation instrument.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of Common Stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of the Company’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company total combined voting power or that of any of its parent or subsidiary corporations unless: (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant; and (2) the term of the ISO does not exceed five years from the date of grant.

Copies of the 2022 Plan and the 2022 Plan Forms of Option Grant Agreements are included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At a special meeting (the “Special Meeting”) of stockholders of the Company on December 22, 2022, the Company’s stockholders (i) approved, pursuant to Nasdaq Listing Rules 5635(a), (b) and (d), the issuance of shares of our common stock in respect of the License Agreement, dated September 14, 2022, entered into by and between Dong-A ST Co. Ltd. (“Dong-A”) and the Company (the “License Agreement”), and pursuant to the Securities Purchase Agreement, dated September 14, 2022, entered into by and between Dong-A and the Company (the “Securities Purchase Agreement”), including upon the conversion of shares of the Company’s Series A Convertible Preferred Stock issued to Dong-A pursuant to the terms and conditions of the License Agreement and the Securities Purchase Agreement, the exercise of warrants issued to Dong-A pursuant to the terms and conditions of the Securities Purchase Agreement and in respect of various commercial and regulatory milestone payments that may become payable in the future to Dong-A under the terms and conditions of the License Agreement that the Company may elect to pay to Dong-A in shares of the Company’s common stock, (ii) approved pursuant to Nasdaq Listing Rule 5635(d) and Nasdaq’s interpretations and guidance thereunder, the issuance of shares of the Company’s common stock upon the exercise of the Company’s Series A Warrants and Series B Warrants issued to investors in the Company’s underwritten offering that closed on November 8, 2022, (iii) approved the NeuroBo Pharmaceuticals, Inc. 2022 Equity Incentive Plan and (iv) authorized one or more adjournments of the Special Meeting to solicit additional proxies in the event there were insufficient votes to approve Proposals 1, 2 or 3.

At the Special Meeting, the total number of shares represented in person or by proxy was 374,966 of the 888,693 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting as of the November 3, 2022 record date.

The voting results at the Special Meeting are shown below:

Proposal 1— Approval, in accordance with applicable Nasdaq rules, of the issuance of shares of common stock in respect of the License Agreement, and pursuant to the Securities Purchase Agreement, including upon the conversion of shares of the Company’s Series A Convertible Preferred Stock issued to Dong-A pursuant to the terms and conditions of the License Agreement and the Securities Purchase Agreement, the exercise of warrants issued to Dong-A pursuant to the terms and conditions of the Securities Purchase Agreement and in respect of various commercial and regulatory milestone payments that may become payable in the future to Dong-A under the terms and conditions of the License Agreement that the Company may elect to pay to Dong-A in shares of the Company’s common stock

Votes For	Votes Against	Votes Abstain
366,971	6,112	1,883

Proposal 2— Approval pursuant to Nasdaq Listing Rule 5635(d) and Nasdaq’s interpretations and guidance thereunder, the issuance of shares of the Company’s common stock upon the exercise of the Company’s Series A Warrants and Series B Warrants issued to investors in the Company’s underwritten offering that closed on November 8, 2022

Votes For	Votes Against	Votes Abstain
365,882	7,416	1,668

Proposal 3— Approval of the NeuroBo Pharmaceuticals, Inc. 2022 Equity Incentive Plan

Votes For	Votes Against	Votes Abstain
362,390	10,863	1,713

Proposal 4—Authorization of one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposals 1, 2 or 3

Votes For	Votes Against	Votes Abstain
362,373	10,891	1,702

As of the date hereof and following conversion of the Series A Convertible Preferred Stock into shares of Common Stock, 18,972,026 shares of Common Stock are issued and outstanding.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	NeuroBo Pharmaceuticals, Inc. 2022 Equity Incentive Plan, effective as of December 22, 2022
10.2	NeuroBo Pharmaceuticals, Inc. 2022 Equity Incentive Plan Forms of Option Grant Agreements
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROBO PHARMACEUTICALS, INC.

Date: December 22, 2022	By:	/s/ Gil Price, M.D.
Gil Price, M.D.
President and Chief Executive Officer